CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



First Investors Fund For Income, Inc.
95 Wall Street
New York, New York  10005


We consent to the use in Post-Effective Amendment No. 73 to the Registration Statement on Form N-1A (File Nos. 002-38309 and 811-02107) of our report dated November 3, 2003 relating to the September 30, 2003 financial statements of First Investors Fund For Income, Inc., which are included in said Registration Statement.

                                              /s/ Tait, Weller & Baker

                                              TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
January 28, 2004